UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2013

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3611 Valley Centre Drive, Suite 400, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 314-5700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 1, 2013, Santarus, Inc. (“Santarus”) submitted a Citizen Petition to the U.S. Food and Drug Administration (the “FDA”) requesting that the FDA (1) develop and publish an individual bioequivalence recommendation for budesonide extended release tablets and (2) refrain from approving any abbreviated new drug application that identifies Uceris™ (budesonide) extended release tablets as the reference listed drug unless the generic product is shown to be bioequivalent based on appropriate data from a clinical efficacy endpoint study, comparative pharmacokinetic testing, in vitro dissolution testing, and pharmacoscintigraphy studies.

Citizen petitions are filed to ask that the FDA take, or refrain from taking, a particular action. Any person may file a citizen petition, and any person may comment on a petition that has been filed. Petitions are governed by and must comply with FDA regulations, specifically 21 C.F.R. § 10.30, as well as the Federal Food, Drug, and Cosmetic Act, specifically 21 U.S.C. § 355(q) when applicable.

Santarus cannot predict when or if the FDA will respond to, or otherwise take any action with respect to, the Citizen Petition. A copy of the Citizen Petition is available in the Investor Relations section of Santarus’ website at www.santarus.com under the heading “Featured Reports.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: February 1, 2013	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer